PART II - OTHER INFORMATION

                         AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                   First Half Ended

                                              December 29,      December 30,
                                                  1995              1994
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                      *43,290,861         40,682,043

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average)                         --              2,448,487

        Contingent shares issuable                117,673            107,806

        Exercise of warrants and options
          using the treasury method               296,231            113,289

      Total common and common equivalent
        shares                                 43,704,765         43,351,625

      Income                                  $91,235,210        $59,986,441

      Interest expense on convertible
        debentures - net of taxes                  --              1,894,316

      Income used for computing earnings
        per share                             $91,235,210        $61,880,757

      Net income                                    $2.09              $1.43



  * The weighted average shares outstanding for the first half ended December 29, 1995 include 2,445,270 shares issued in connection with the conversion of the Company's 6% Convertible Subordinated Debentures.











           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                         AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                   Second Quarter Ended

                                              December 29,      December 30,
                                                  1995              1994
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                       43,301,575         40,688,395

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average)                         --              2,448,487

        Contingent shares issuable                123,646            111,620

        Exercise of warrants and options
          using the treasury method               263,845            122,523

      Total common and common equivalent
        shares                                 43,689,066         43,371,025

      Income                                  $46,690,941        $31,059,412

      Interest expense on convertible
        debentures - net of taxes                  --                947,158

      Income used for computing earnings
        per share                             $46,690,941        $32,006,570

      Net income                                    $1.07              $0.74



















           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                          AVNET, INC AND SUBSIDIARIES

EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                   First Half Ended

                                              December 29,     December 30,
                                                  1995              1994
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents            *43,704,765       43,351,625

      Additional dilution upon exercise
        of options and warrants                      9,758           34,545

      Total fully diluted shares                43,714,523       43,386,170

      Income                                   $91,235,210      $59,986,441
      Interest expense on convertible
        debentures - net of taxes                  --             1,894,316

      Income used for computing earnings
        per share                              $91,235,210      $61,880,757

      Fully diluted earnings per share:

      Net income                                     $2.09            $1.43



  * The weighted average shares outstanding for the first half ended December 29, 1995 include 2,445,270 shares issued in connection with the conversion of the Company's 6% Convertible Subordinated Debentures.


















               SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                          AVNET, INC AND SUBSIDIARIES

EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                   Second Quarter Ended

                                              December 29,     December 30,
                                                  1995              1994
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents             43,689,066       43,371,025

      Additional dilution upon exercise
        of options and warrants                     16,784           28,443

      Total fully diluted shares                43,705,850       43,399,468

      Income                                   $46,690,941      $31,059,412

      Interest expense on convertible
        debentures - net of taxes                  --               947,158

      Income used for computing earnings
        per share                              $46,690,941      $32,006,570

      Fully diluted earnings per share:

      Net income                                     $1.07            $0.74























               SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                               S I G N A T U R E



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

















                                    Avnet, Inc.
                                    (Registrant)



                                    By: s/Raymond Sadowski
                                        Raymond Sadowski
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Assistant Secretary





                                    By: s/John F. Cole
                                        John F. Cole
                                        Controller and Principal
                                        Accounting Officer


February 12, 1996
      Date